SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
                              EXCHANGE ACT OF 1934


                                 August 6, 1999
                       (Date of Earliest Event Reported)


                        MORGAN STANLEY AIRCRAFT FINANCE

           (Exact Name of Registrant as Specified in Trust Agreement)


                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

         333-56575                                 13-3375162
         (Commission File                          (IRS Employer
         Number)                                   Identification No.)


                        Morgan Stanley Aircraft Finance
                          c/o Wilmington Trust Company
                            1100 North Market Street
                              Rodney Square North
                        Wilmington, Delaware 19890-1000
                   Attention: Corporate Trust Administration
                                 (302) 651-1000


             (Address and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Office)




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Item 5.           Other Events

         Morgan Stanley Aircraft Finance ("MSAF") reports that Morgan Stanley Dean Witter & Co. and certain of its affiliates ("MSDW") have agreed today to acquire 27 commercial jet aircraft from International Lease Finance Corporation ("ILFC"). MSDW acquired two Fokker 50 aircraft from an affiliate of GE Capital Corporation on March 19, 1999.

         MSAF intends to commence a securitisation of 28 of the 29 aircraft purchased by MSDW by issuing notes to qualified institutional buyers in the United States in reliance on Section 4(2) and Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), to other institutional accredited investors, as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and to investors outside the United States in reliance on Regulation S under the Securities Act. If such offering is consummated, MSAF will use such proceeds to acquire the beneficial interests in the 28 aircraft from MSDW.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        MORGAN STANLEY AIRCRAFT FINANCE


Date:    August 6, 1999                 By: /s/ Alexander Frank
                                           -------------------------------------
                                                    Signatory Trustee